UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2019

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001‑37858	47‑5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Securities registered pursuant Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock Common stock, $.01 par value	CPHC	Nasdaq

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, the Company announced it had hired Randy J. Dehmer, age 36, as the Company’s Vice President of Finance and Chief Financial Officer beginning May 30, 2019. Mr. Dehmer will also serve as the Company’s principal accounting and financial officer. The Company’s President and Chief Executive Officer Randall D. Sampson, has been serving as the Company’s Chief Financial Officer since April 22, 2019 when the prior Chief Financial Officer left to take a position with another company.

From August 2013 to May 2019, Mr. Dehmer has served as financial controller for Clearfield, Inc, a manufacturer and distributer of fiber optic management products. From December 2007 to August 2013, Mr. Dehmer worked for the Company, most recently serving as controller from March 2012 to August 2013. Prior to his employment with the Company, Mr. Dehmer served as an audit associate at Ernst & Young, LLP. Mr. Dehmer also holds an active CPA certification.

Mr. Dehmer will receive a base salary of $200,000 and will be eligible to participate in the Company’s annual short-term incentive bonus plan and long-term incentive stock plan, with a bonus opportunity of up to 20% of his base salary in each plan.

Item 9.01. Financial Statements and Exhibits.

(d.) Exhibits

99.1	Canterbury Park Holding Company Press Release dated May 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: May 15, 2019	By:	/s/ Randall D. Sampson
Randall D. Sampson
President, Chief Executive Officer, Chief Financial Officer